                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement
     [X] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                        CHESAPEAKE ENERGY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------
     (5) Total fee paid:

     Set forth the amount on which the filing fee is calculated and state how it was determined.

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:


--------------------------------------------------------------------------------
     (3) Filing Party:


--------------------------------------------------------------------------------
     (4) Date Filed:


--------------------------------------------------------------------------------

                         CHESAPEAKE ENERGY CORPORATION
                           6100 NORTH WESTERN AVENUE
                         OKLAHOMA CITY, OKLAHOMA 73118

                         SUPPLEMENT TO PROXY STATEMENT

GENERAL

         This Supplement to Proxy Statement of Chesapeake Energy Corporation, an Oklahoma corporation (the "Company"), 6100 North Western Avenue, Oklahoma City, Oklahoma 73118, is being mailed commencing on or about November 28, 1997, to the holders of record as of the close of business on October 24, 1997 (the "Record Holders"), of the common stock, par value $0.01 per share ("Common Stock"), of the Company, in order to supplement, as provided below, information contained in the Proxy Statement, dated November 12, 1997 (the "Proxy Statement"), relating to the Company's Annual Meeting of Shareholders to be held at 10:00 a.m., New York time, on Friday, December 12, 1997, and at any adjournments or postponements thereof (the "Annual Meeting").

SUPPLEMENTAL INFORMATION

         As described in the Proxy Statement, the Board of Directors of the Company has recommended that the Company's shareholders authorize an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 250,000,000. Such proposed amendment is described under "Proposal to Amend Certificate of Incorporation To Increase Authorized Capital Stock" in the Proxy Statement ("Proposal No. 2").

          Since the time of the mailing of the Proxy Statement, which commenced on or about November 12, 1997, the Board of Directors approved the Agreement and Plan of Merger (the "Hugoton Merger Agreement") by and among the Company, Chesapeake Acquisition Corp. and Hugoton Energy Corporation ("Hugoton") providing for the merger of Chesapeake Acquisition Corp. with and into Hugoton (the "Hugoton Merger"). The Hugoton Merger Agreement provides for, among other things, the conversion of each share of Hugoton common stock into the right to receive 1.3 shares of Common Stock of the Company, requiring the Company to issue approximately 25,800,000 shares of Common Stock (based on 19,838,574 shares of Hugoton Common Stock outstanding as of November 12, 1997). Consummation of the Hugoton Merger will require approval of such transaction, including the issuance of Common Stock as merger consideration, by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. The Company is currently preparing, and intends to mail to its shareholders early in 1998, a proxy statement describing the proposed Hugoton Merger and soliciting approval of the Hugoton Merger from the Company's shareholders.

         If the Company's shareholders approve the proposal to increase the amount of authorized shares to 250,000,000 at the Annual Meeting, some of the newly authorized shares of Common Stock will be issued in connection with the closing of the Hugoton Merger, which is expected to occur in the first quarter of 1998 if the conditions to closing (including, without limitation, approval of the Hugoton Merger by the Company's shareholders) are met. Approval of Proposal No. 2 is a condition to the consummation of the Hugoton Merger.

         As stated in the Proxy Statement, as of the Record Date, there were issued and outstanding 70,386,127 shares of Common Stock and 13,115,153 shares of Common Stock were reserved for issuance upon the exercise of options under the Company's stock option plans. Thus, as of the Record Date, there were 16,498,720 authorized shares of Common Stock unissued and not reserved for issuance. Also as stated in the Proxy Statement, the Company has entered into acquisition agreements, described below, which could result in the issuance of up to 10,000,000 of such shares in connection with the closing of the pending acquisitions. On October 22, 1997, the Company entered into an agreement to acquire by merger (the "DLB Merger") the Mid-Continent operations of DLB Oil & Gas, Inc., an Oklahoma City-based, publicly traded independent oil and gas producer ("DLB"). To complete this acquisition, the Company has agreed to issue Common Stock worth $65 million (representing approximately 5,977,012 shares of Common Stock (assuming a Closing Price (as defined below) of $10.875 per share (which was the closing price of the Common Stock on the New York Stock Exchange on November 10, 1997)). Under the terms of the DLB Merger, the outstanding shares of DLB common stock will be converted into the right to receive, among other things, the number of shares of Common

Stock determined by dividing $65 million by the average of the closing prices of Common Stock for each of the first 20 consecutive trading days in the period commencing 25 trading days prior to the date of the vote of the DLB stockholders (the "Closing Price"). In addition, the Company has reached an agreement to acquire AnSon Production Corporation, an Oklahoma City-based, privately owned independent oil and gas producer ("AnSon"). To complete this acquisition, the Company will issue Common Stock worth $43 million (representing approximately 3,954,023 shares of its Common Stock (based on an assumed exchange price of $10.875 per share)).

         Consummation of the DLB and AnSon transactions does not require shareholder approval under applicable state law or the rules of the New York Stock Exchange. Because a sufficient number of authorized shares is available to consummate those transactions, approval of Proposal No. 2 is not a condition to consummation of same. The Company intends to consummate the DLB and AnSon transactions even if Proposal No. 2 is not approved at the Annual Meeting. If the DLB and AnSon transactions were consummated (i) assuming a Closing Price of $8.00 (the closing price on November 25, 1997) resulting in the issuance of 8,125,000 shares of Common Stock in the case of DLB and (ii) based on a closing price of $8.00 of Common Stock on November 25, 1997 resulting in the issuance of 5,375,000 shares of Common Stock in the case of AnSon, there would remain only 2,998,720 of the presently authorized shares that are unissued and not reserved for issuance.

         THE BOARD OF DIRECTORS CONTINUES TO RECOMMEND A VOTE "FOR" THE PROPOSED INCREASE OF AUTHORIZED COMMON STOCK AT THE ANNUAL MEETING (Proposal No. 2 on the proxy card). If no instructions are provided, shares authorized to be voted by the proxies named in a returned proxy card will be votes "FOR" the amendment authorizing an increase of the number of shares of authorized Common Stock.

         If you wish to vote "FOR" the proposed amendment to increase the authorized Common Stock and have already returned your proxy card indicating either a vote "FOR" Proposal No. 2 thereon or no instructions, NO FURTHER ACTION IS REQUIRED OF YOU and your shares will be voted "FOR" the proposed amendment to increase the authorized Common Stock. If you have not already returned your proxy card, you may do so at any time prior to the Annual Meeting, indicating your choice thereon, or you may attend the Annual Meeting in person.

         If you have already returned your proxy card and wish to revoke it, you may do so at any time prior to the Annual Meeting by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy,
(ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company before the Annual Meeting or
(iii) attending the Annual Meeting and voting in person (although presence at the Annual Meeting without further action will not revoke a proxy). If you require a new proxy card, please contact the Secretary of the Company at the address above or call us at (405) 848-8000 (although beneficial owners of "street name" shares should instead directly contact their brokers).

FURTHER INFORMATION

         Except as provided above, all information in the Proxy Statement remains unchanged and unsupplemented. Holders of shares of Common Stock as of the Record Date should refer to the Proxy Statement for further information concerning the Company, the Annual Meeting, the amendment to increase the authorized shares and the other matters to be considered at the Annual Meeting.

                                             By Order of the Board of Directors,

                                             /s/ JANICE A. DOBBS
                                             ----------------------------------
                                                 Janice A. Dobbs
                                                 Corporate Secretary


Oklahoma City, Oklahoma
November 28, 1997